UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 4, 2006

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Milik Street, Carteret, New Jersey		07008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (732) 499-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐             Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 2.01. Entry Into A Material Definitive Agreement.

On April 4, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Pathmark Stores, Inc. (“Pathmark”) established targets for 2006 under the Pathmark Executive Incentive Plan for 2006 for purposes of determining potential annual bonus payments to Pathmark executive officers. Amounts for the 2006 awards for Pathmark executive officers will be based on Pathmark consolidated earnings before interest, taxes, depreciation and amortization and same-store sales. The maximum target opportunities for the named executive officers and Kenneth Martindale, one of our Co-Presidents, are 100% of base salary for John Standley, Chief Executive Officer, Mr. Martindale, President and Chief Marketing and Merchandising Officer, and Frank Vitrano, President and Chief Financial Officer, and 60% of base salary for Robert Joyce, Executive Vice President of Human Resources, and Mark Kramer, Executive Vice President of Store Operations. The actual award may vary from 0 to 100% of the maximum target opportunity based on the actual level of achievement against the established performance target. On the same date, the Committee approved a new base salary for Mr. Joyce of $319,500.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Dated: April 10, 2006	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President and General Counsel